UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 3, 2004

Date of report (date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30260	77-0466366
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

624 E. Evelyn Avenue, Sunnyvale, California 94086

(Address of principal executive offices, including zip code)

(408) 212-3400

(Registrant’s telephone number, including area code)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

EXHIBIT NO. — DESCRIPTION

99.1                         Press release, dated as of February 3, 2004

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In accordance with SEC Release No. 33-8216 and 34-47583, the following information is being furnished under “Item 12. Results of Operations and Financial Condition.” The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 3, 2004, eGain Communications Corporation (“eGain”) issued a press release announcing its preliminary operating results for the three-month period ended December 31, 2003. The press release contains forward-looking statements regarding eGain and includes cautionary statements identifying important factors that may cause actual results to differ materially from those anticipated. A copy of the release is furnished herewith as Exhibit 99.1

To supplement eGain’s consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), eGain uses non-GAAP pro forma net income and pro forma net income per share measures, which are not in accordance with, or are an alternative to, GAAP financial measures and may be different from pro forma measures used by other companies. eGain’s management believes that the presentation of these measures is useful to investors and other interested persons because, by excluding certain expenses we believe are not indicative of our core operating results, the users of the financial statements are provided with a valuable insight into eGain’s operating results. Further, these non-GAAP results are one of the primary indicators eGain’s management uses for planning and forecasting future periods. In addition, eGain has consistently provided these pro forma measurements in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters.

A table reconciling this measure to GAAP net income (loss) is included in the condensed consolidated financial statements included in eGain’s earnings release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2004

eGain Communications Corporation

By:	/S/ ERIC N. SMIT
Name: Title:	Eric N. Smit Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 3, 2004